UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices, including zip code)

(419) 887-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Final Results of Tender Offers

On January 7, 2026 (the “Settlement Date”), Dana Incorporated, a Delaware corporation (“Dana”), and Dana Financing Luxembourg S.à r.l., a Luxembourg private limited liability company and wholly owned subsidiary of Dana (“Dana Financing” and, together with Dana, the “Company”), effected the settlement of their previously announced cash tender offers (the “Offers”) to purchase a portion of (i) Dana’s 5.375% Senior Notes due 2027 (the “2027 Notes”), (ii) Dana’s 5.625% Senior Notes due 2028 (the “2028 Notes”), (iii) Dana Financing’s 3.000% Senior Notes due 2029 (the “2029 Notes”), (iv) Dana’s 4.250% Senior Notes due 2030 (the “2030 Notes”), (v) Dana Financing’s 8.500% Senior Notes due 2031 (the “2031 Notes”) and (vi) Dana’s 4.500% Senior Notes due 2032 (the “2032 Notes” and, together with the 2027 Notes, the 2028 Notes, the 2029 Notes, the 2030 Notes and the 2031 Notes, the “Notes”).

The Offers expired at 5:00 p.m., New York City time, on January 5, 2026 (the “Expiration Time”) and, according to information provided to the Company by D.F. King & Co. Inc., the Tender Agent and Information Agent for the Offers, as of the Expiration Time, the Notes validly tendered and not validly withdrawn were (i) $138,276,000 aggregate principal amount of the 2027 Notes, representing approximately 34.6% of the outstanding 2027 Notes, (ii) $142,366,000 aggregate principal amount of the 2028 Notes, representing approximately 35.6% of the outstanding 2028 Notes, (iii) €252,636,000 aggregate principal amount of the 2029 Notes, representing approximately 77.7% of the outstanding 2029 Notes, (iv) $348,685,000 aggregate principal amount of the 2030 Notes, representing approximately 87.2% of the outstanding 2030 Notes, (v) €8,569,000 aggregate principal amount of the 2031 Notes, representing approximately 2.0% of the outstanding 2031 Notes, and (vi) $328,498,000 aggregate principal amount of the 2032 Notes, representing approximately 93.9% of the outstanding 2032 Notes.

On the Settlement Date, the Company purchased at 100% of the principal amount accepted for purchase (i) $138,276,000 aggregate principal amount of the 2027 Notes, (ii) $142,366,000 aggregate principal amount of the 2028 Notes, (iii) €140,725,000 aggregate principal amount of the 2029 Notes, which was subject to a proration factor of approximately 55.7%, (iv) $173,200,000 aggregate principal amount of the 2030 Notes, which was subject to a proration factor of approximately 49.7%, (v) €8,569,000 aggregate principal amount of the 2031 Notes and (vi) $151,548,000 aggregate principal amount of the 2032 Notes, which was subject to a proration factor of approximately 46.1%. The Notes purchased by the Company have been canceled.

Dana funded the purchase of the Notes (including the payment of accrued and unpaid interest) using the proceeds from its previously announced sale of its off-highway business.

This Current Report on Form 8-K does not constitute an offer to sell or purchase, or the solicitation of tenders with respect to, any security.

Redemption of 2027 Notes and 2028 Notes

On January 8, 2026 (the “Redemption Date”), Dana completed the previously announced redemption of all of its remaining outstanding 2027 Notes and 2028 Notes (the “Redemption”) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date. As a result of the Redemption, all outstanding 2027 Notes and 2028 Notes were redeemed and, as of the date of this Current Report on Form 8-K, no 2027 Notes or 2028 Notes remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

	By:	/s/ Douglas H. Liedberg
Date: January 8, 2026	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary